Exhibit 10.5

January 2, 2015

Mr. Michael P. Monahan

[Address Redacted]

Dear Mike:

Reference is hereby made to the letter agreement between us dated April 19, 2013 (the “Agreement”). The parties hereby agree to amend the Agreement as of the date first set forth above on the terms set forth in this letter agreement (this “First Amendment”).

With respect to the provisions in the Agreement set forth opposite the caption labelled “Annual Cash Bonus Opportunity”, the second sentence thereof is hereby amended to delete the percentage “150%” referenced therein and to replace it with the percentage “200%.” Except as expressly amended by this First Amendment, the terms of the Agreement are unchanged and remain in full force and effect.

To acknowledge your agreement with the foregoing, please sign this First Amendment in the space provided below and return it to me. Please retain a copy for your records.

Sincerely,

/s/ Dawn M. Zier

Dawn M. Zier
President and CEO

Agreed and accepted:

/s/ Michael P. Monahan
Michael P. Monahan